Exhibit 10.4
SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENTS TO EXHIBIT 10.3
          A Multifamily Deed of Trust (or Mortgage), Assignment of Rents and Security Agreement and Fixture Filing, dated May 3, 2007, was also executed and delivered by Triad Senior Living III, L.P. as borrower to Capmark, or to a trustee for the benefit of Capmark, and are substantially identical to Exhibit 10.3 except with respect to the property name and the principal amount of the Multifamily Note listed below.

Property Name	Principal Amount of Multifamily Note
Waterford at Pantego	$6,504,757
Waterford at Edison Lakes	$6,789,550
Waterford at Columbia	$6,395,955